Exhibit 10.2

Cognovit Promissory Note

Demand Line of Credit

$8,000,000	September 30, 2008

Upon demand, PINNACLE DATA SYSTEMS, INC., an Ohio corporation with offices at 6600 Port Road, Groveport, Ohio 43125 (“Borrower”) shall pay to the order of KEYBANK NATIONAL ASSOCIATION, a national banking association, with offices at 88 East Broad Street, Columbus, Ohio 43215, and its successors and assigns (“Lender”) $8,000,000, or so much thereof as may have been advanced under this Note plus interest on the outstanding balance from this date until paid.

Advances. This Note is being entered into pursuant to the Loan Agreement dated the same date as this Note (the “Loan Agreement”) between Lender and Borrower. Lender will, upon request from Borrower, make Advances to or for the account of Borrower subject to and in accordance with the terms and conditions of the Loan Agreement, including Section 2.1. Subject to the foregoing, Borrower may borrow, repay and reborrow under this Note.

Interest. Borrower shall pay interest on the outstanding principal balance of this Note at the rate per annum equal to the Prime Rate plus 0.25%. “Prime Rate” means the rate per annum from time to time established by the Lender as Lender’s Prime Rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by the Lender for commercial or other extensions of credit. In the event of any change in the Prime Rate, the rate of interest applicable to Borrower’s loans evidenced hereby shall be adjusted to immediately correspond with each such change. All computations of interest shall be made on the basis of a 360-day year and paid for the actual number of days elapsed.

LIBOR Rate. Provided that no Event of Default (as defined in the Loan Agreement) exists and provided further that Lender has not made a demand that the entire outstanding balance of this Note be paid in full, Borrower shall have the option (the “LIBOR Rate Option”) to elect from time to time, in the manner and subject to the conditions hereinafter set forth, the Adjusted LIBOR Rate as the interest rate for all or any portion of the advances which would otherwise bear interest at the Prime Rate.

1. For purposes hereof, the following definitions apply:

“Adjusted LIBOR Rate” means for any LIBOR Interest Period, an interest rate per annum equal to the sum of (a) the rate obtained by dividing (x) the LIBOR Rate for such LIBOR Interest Period by (y) a percentage equal to one hundred percent (100%) minus the Reserve Percentage for such LIBOR Interest Period and (b) the LIBOR Margin.

“LIBOR Rate” means the rate per annum calculated by the Lender in good faith, which Lender determines with reference to the rate per annum (rounded upwards to the next higher whole multiple of 1/16th if such rate is not such a multiple) at which deposits in United States dollars are offered by prime banks in the London interbank eurodollar market two LIBOR Business Days prior to the day on which such rate is calculated by the Lender, in an amount comparable to the amount of such advance and with a maturity equal to the applicable LIBOR Interest Period.

“LIBOR Business Day” means a day on which dealings are carried on in the London interbank eurodollar market.

“LIBOR Interest Period” means the period commencing on the date an advance bearing interest at the LIBOR Rate is made, continued, or converted and continuing overnight, with successive periods commencing daily thereafter.

“LIBOR Margin” means 3.00% per annum.

“Reserve Percentage” means for any LIBOR Interest Period, that percentage which is specified three (3) business days before the first day of the such LIBOR Interest Period by the Board of Governors of the Federal Reserve System (or any successor) or any other governmental or quasi-governmental authority with jurisdiction over the Lender for determining the maximum reserve requirement (including, but not limited to, any basic, supplemental, marginal, or emergency reserve requirement) for Lender with respect to liabilities or assets constituting or including (among other liabilities) “Eurocurrency liabilities” (as defined in Regulation D of the Board of Governors of the Federal Reserve System) in an amount equal to that of the advances affected by such LIBOR Interest Period and with a maturity equal to the LIBOR Interest Period.

2. Borrower may exercise the LIBOR Rate Option is by giving Lender irrevocable written notice of such exercise on the second LIBOR Business Day prior to the proposed commencement of the relevant LIBOR Interest Period, which written notice shall specify: (i) the portion of the advances with respect to which Borrower is electing the LIBOR Rate Option, (ii) the LIBOR Business Day upon which the applicable LIBOR Interest Period is to commence and (iii) the duration of the applicable LIBOR Interest Period. Upon the expiration of the initial LIBOR Interest Period, Borrower may elect a new LIBOR Rate or the Adjusted Prime Rate. If Borrower fails to make an election, the advances will bear interest at the Adjusted LIBOR Rate for consecutive LIBOR Interest Periods until an election is made. Lender shall be under no duty to notify Borrower that a LIBOR Interest Period is expiring. No LIBOR Interest Period may extend beyond the maturity date of the Note.

3. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, there shall be any increase in the cost to Lender of making, funding, maintaining, or allocating capital to any advance bearing interest at the Adjusted LIBOR Rate, including a change in Reserve Percentage, then Borrower shall, from time to time upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased cost.

4. If Lender determines (which determination shall be conclusive and binding upon Borrower, absent manifest error) (i) that dollar deposits in an amount approximately equal to the portion of the advances for which Borrower has exercised the LIBOR Rate Option for the designated LIBOR Interest Period are not generally available at such time in the London Interbank Market for deposits in dollars, (ii) that the rate at which such deposits are being offered will not adequately and fairly reflect the cost to Lender of maintaining an Adjusted LIBOR Rate on such portion of the advances or of funding the same for such LIBOR Interest Period due to circumstances affecting the London Interbank Market generally, (iii) that reasonable means do not exist for ascertaining an Adjusted LIBOR Rate, or (iv) that an Adjusted LIBOR Rate would be in excess of the maximum interest rate which Borrower may by law pay, then, in any such event, Lender shall so notify Borrower and all portions of the advances bearing interest at an Adjusted LIBOR Rate that are so affected shall, as of the date of such notification with respect to an event described in clause (ii) or (iv) above, or as of the expiration of the applicable LIBOR Interest Period with respect to an event described in clause (i) or (iii) above, bear interest at the Adjusted Prime Rate until such time as the situations described herein are no longer in effect.

5. If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, it becomes unlawful for Lender to make, fund, or maintain any advance at the Adjusted LIBOR Rate, then (a) Lender shall notify Borrower that Lender is no longer able to maintain the interest rate at an Adjusted LIBOR Rate, (b) the LIBOR Rate Option shall immediately terminate, and (c) the interest rate for any portion of the advances for which the interest rate is then an Adjusted LIBOR Rate shall automatically be converted to the Prime Rate. Thereafter, Borrower shall not be entitled to exercise the Adjusted LIBOR Rate Option until such time as the situation described herein is no longer in effect.

Payments. On the first day of each month hereafter, Borrower shall pay interest then accrued and unpaid on the outstanding balance (if any) of this Note. Upon demand, Borrower shall pay the entire outstanding balance of this Note, principal and interest, in full. Borrower shall make all payments on this Note to Lender at its address stated above, or at such other place as the holder of this Note may designate. Borrower may make prepayments of principal at any time without premium or penalty, subject however, to any requirements and/or provisions of any agreement for a derivative or hedging product, including, without limitation, interest rate or equity swaps, futures, options, caps, floors, collars, or forwards now or hereafter executed by and between Borrower and Lender with respect to this Note. For any payment due under this Note not made within ten (10) days after its due date, Borrower shall pay a late fee equal to the greater of five percent (5%) of the amount of the payment not made or $50.00. Lender shall apply all payments received on this Note to any unpaid late charges and prepayment premiums, accrued and unpaid interest then due and owing, and the reduction of principal of this Note, in such order and in such amounts as Lender may determine from time to time. The sum or sums shown on Lender’s records shall be rebuttably presumptive evidence of the correct unpaid balances of principal and interest on this Note. Lender is also authorized to complete all blank spaces in this Note. If any payment comes due on a day that is not a Business Day, Borrower may make the payment on the first Business Day following the payment date and pay the additional interest accrued to the date of payment. “Business Day” means a day of the year on which banks are not required or authorized by law to close in Cleveland, Ohio.

Default Rate. At Lender’s election, without notice or demand, Borrower shall pay interest at the rate per annum equal to Three Percent (3%) plus the applicable interest rate under this Note (“Default Rate”) on the outstanding balance of this Note if the amount due is not paid upon demand, on past due interest on this Note, on all other amounts payable to Lender by Borrower in connection with this Note, and on any unsatisfied judgment on this Note. In no event, however, shall the interest rate on this Note exceed the highest rate permitted by law.

Demand Note. This Note is payable upon demand, whether or not there is a default. Borrower understands and agrees that Lender is authorized to make an annual (or more frequent) credit review of Borrower based on Borrower’s current financial condition in determining whether to continue the line of credit evidenced by this Note. Nevertheless, Lender may, at any time, with or without cause, refuse to advance funds or extend credit under this Note. The Borrower agrees to pay, upon demand, costs of collection of all amounts under this Note including, without limitation, principal and interest, or in connection with the enforcement of, or realization on, any security for this Note, including, without limitation, to the extent permitted by applicable law, reasonable attorneys’ fees and expenses.

Governing Law. This Note shall be construed under the laws of the State of Ohio and any applicable federal laws. Time is of the essence in the payment of this Note. All grace periods in this Note and all other Loan Documents shall run concurrently.

Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Note, or if to Lender, mailed or delivered to it, addressed to the address of Lender specified on the front page of this Note. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation or receipt, except that notices from Borrower to Lender pursuant to any of the provisions hereof shall not be effective until received by Lender.

Binding Effect. This Note shall be binding upon the Borrower and upon Borrower’s respective heirs, successors, assigns and legal representatives, and shall inure to the benefit of the Lender and its successors, endorsees and assigns.

Amendments. Any amendment hereof must be in writing and signed by the party against whom enforcement is sought. Unenforceability of any provision hereof shall not affect the enforceability of any other provision. A photographic or other reproduction of this Note may be made by the Lender, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

Indemnification. In consideration of this loan, Borrower hereby releases and discharges Lender and its affiliates and their shareholders, directors, officers, employees, agents and attorneys (“Related Parties”) from any and all claims, demands, liability and causes of action whatsoever, now known or unknown, arising out of or any way related to any of the Borrower’s obligations hereunder or under the Loan Documents. Borrower shall indemnify, defend and hold harmless the Lender and the Related Parties against any claim brought or threatened against the Lender by the Borrower, any Guarantor or endorser hereof, or any other person on account of Lender’s relationship with the Borrower or any Guarantor or endorser hereof.

No Waiver. None of the following will be a course of dealing, estoppel, waiver, or implied amendment on which any party to this Note or any Loan Document may rely: (1) Lender’s acceptance of one or more late or partial payments;

(2) Lender’s forbearance from exercising any right or remedy under this Note, or any document providing security for or guaranty of repayment of this Note; or (3) Lender’s forbearance from exercising any right or remedy under this Note or any Loan Document on any one or more occasions. Lender’s exercise of any rights or remedies or a part of a right or remedy on one or more occasion shall not preclude Lender from exercising the right or remedy at any other time. Lender’s rights and remedies under this Note, the Loan Documents, and the law and in equity are cumulative to, but independent of, each other.

Costs, Expenses, Fees and Taxes. Borrower agrees to pay on demand all costs and expenses of Lender, including but not limited to, (a) administration, travel and out-of-pocket expenses, including attorneys’ fees and expenses, of Lender in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Lender in connection with the administration of this Agreement, the Notes and the other instruments and documents to be delivered hereunder, (c) the reasonable fees and out-of-pocket expenses of special counsel for Lender, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto, (d) all fees due hereunder or in any of the Loan Documents, and (e) all costs and expenses, including reasonable attorneys’ fees, in connection with the determination of Lender’s lien priority in any collateral securing this Note, or the restructuring or enforcement of this Note or any Loan Document. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of any Loan Document, and the other instruments and documents to be delivered hereunder, and agrees to hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

Borrower Waivers. Borrower waives presentment, demand, notice, protest, and all other demands and notices in connection with delivery, acceptance, performance, default, or enforcement of this Note.

Jurisdiction. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Franklin County, over any action or proceeding arising out of or relating to this Note, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrower hereby waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient court.

Jury Trial Waiver. BORROWER AND LENDER EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN LENDER AND BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

Warrant of Attorney. Borrower hereby authorizes any attorney-at-law to appear in any court of record in the State of Ohio or in any other state or territory of the United States at any time after this Note becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against Borrower in favor of Lender for the amount due together with interest, expenses, the costs of suit and reasonable counsel fees, and thereupon to release and waive all errors, rights of appeal and stays of execution. Such authority shall not be exhausted by one exercise, but judgment may be confessed from time to time as any sums and/or costs, expenses or reasonable counsel fees shall be due, by filing an original or a photostatic copy of this Note. Borrower waives any right to move any court for an order having any attorney or firm representing Lender removed or disqualified as counsel for Lender as a result of such attorney or firm confessing judgment against Borrower in accordance with this section. Borrower hereby expressly waives any conflicts of interest that may now or hereafter exist as a result of any attorney representing Lender confessing judgment against Borrower and expressly consents to any attorney representing Lender or to any other attorney to confess judgment against Borrower in accordance with this section. Borrower hereby further consents and agrees that Lender may pay any attorney confessing judgment and that any fees so paid may be included in the amount of such judgment.

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAYBE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Address:	Borrower:

6600 Port Road	PINNACLE DATA SYSTEMS, INC.
Groveport, Ohio 43125
Attention: Nick Tomashot
Fax No.: 614-748-1209	By:	/s/ Michael R. Sayre
Michael R. Sayre, President & CEO

Address:	Lender:

88 East Broad Street, 2nd Floor	KEYBANK NATIONAL ASSOCIATION
Columbus, Ohio 43215
Attention: Roger D. Campbell,
Senior Vice President
Fax No.: 614.460.3469	By:	/s/ Roger D. Campbell
Roger D. Campbell, Senior Vice President

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